As filed with the Securities and Exchange Commission on February 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

FORTE BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-1243872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

(Address of Principal Executive Offices, including zip code)

Amended and Restated 2021 Equity Incentive Plan

2017 Employee Stock Purchase Plan

(Full title of the plan)

Paul A. Wagner, Ph.D.

Chief Executive Officer

Forte Biosciences, Inc.

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

(310) 618-6994

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Dan Koeppen

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, California 92130

(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Forte Biosciences, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 3,340,000 shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”) issuable to eligible employees of Registrant under the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “A&R 2021 Equity Incentive Plan”) as adopted by the board of directors in December 2024 and approved by the stockholders at a special meeting of the stockholders in January 2025, and (ii) 12,000 additional shares of Common Stock issuable to eligible employees of Registrant under the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”), pursuant to the provision of the 2017 ESPP providing for such automatic increase in the number of shares reserved for issuance.

The additional shares of Common Stock are securities of the same class as other securities for which previous Registration Statements on Form S-8 were filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on April  12, 2024 (File No. 333-278647),  March 31, 2023 (File No. 333-271036), June 24, 2022  (File No. 333-265823), April 8, 2021  (File No. 333-255125), January  8, 2020 (File No. 333-235852), February  28, 2019 (File No. 333-229963), March  9, 2018 (File No. 333-223558), and April  13, 2017 (File No. 333-217300) (the “Previous Registration Statements”). In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statements, including periodic reports filed after the Previous Registration Statements to maintain current information about the Registrant, are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 18, 2024.

(2)	All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above.

(3)	The description of the Registrant’s common stock contained in the Company’s Annual Report on Form 10-K filed with the Commission on February 27, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of the Registrant’s common stock offered hereby has been passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). Certain members of, and investment partnerships comprised of members of, and persons associated with, WSGR, directly or indirectly, own less than 0.3% of the outstanding shares of the Registrant’s Common Stock.

Item 6. Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation provides that to the fullest extent permitted by applicable law, the Registrant is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Registrant (and any other persons to which applicable law permits the Registrant to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of the Registrant’s amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Registrant shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

The Registrant’s amended and restated bylaws provide that the Registrant shall indemnify its directors and officers to the extent not prohibited by the Delaware General Corporate Law (“DGCL”) or any other applicable law; provided, however, that the Registrant may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Registrant shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Registrant’s Board of Directors, (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the DGCL or any other applicable law or (iv) such indemnification is otherwise required to be made the amended and restated bylaws. The Registrant’s amended and restated bylaws also permit it to advance expenses to any director or officer who was or is a party or is threatened to be made a party to any action by reason of such status.

The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

The Registrant has entered into indemnification agreements with its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections, in addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and currently intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 9 herein.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference
	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Forte Biosciences, Inc.	8-K	001-38052	3.1	August 30, 2024

4.1	Specimen common stock certificate of the Registrant	S-1/A	333-216574	4.1	April 3, 2017

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Amended and Restated 2021 Equity Incentive Plan	8-K	001-38052	10.1	January 24, 2025

10.2	2017 Employee Stock Purchase Plan	S-1/A	333-216574	10.4	April 3, 2017

23.1*	Consent of Independent Registered Accounting Firm (CBIZ CPAs P.C.)

23.2*	Consent of Independent Registered Accounting Firm (KPMG LLP)

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 7, 2025.

FORTE BIOSCIENCES, INC.

By:	/s/ Paul A. Wagner, Ph.D.
Paul A. Wagner, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Wagner Ph.D. and Antony Riley, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul A. Wagner, Ph.D. Paul A. Wagner, Ph.D.	Director and Chief Executive Officer (Principal Executive Officer)	February 7, 2025

/s/ Antony Riley Antony Riley	Chief Financial Officer (Principal Financial and Accounting Officer)	February 7, 2025

/s/ Stephen Doberstein, Ph.D. Stephen Doberstein, Ph.D.	Director	February 7, 2025

/s/ Shiv Kapoor Shiv Kapoor	Director	February 7, 2025

/s/ Barbara Finck, M.D. Barbara Finck, M.D.	Director	February 7, 2025

/s/ Steven Kornfeld Steven Kornfeld	Director	February 7, 2025

/s/ Scott Brun, M.D. Scott Brun, M.D.	Director	February 7, 2025

/s/ Richard Vincent Richard Vincent	Director	February 7, 2025

/s/ David Gryska David Gryska	Director	February 7, 2025